EXHIBIT 24.2

USAA Acceptance, LLC

10750 McDermott Freeway

San Antonio, Texas 78288

February 11, 2019

I, Brett Seybold, am President of USAA Acceptance, LLC (the “Company”) and do certify that the attached resolutions were duly adopted by unanimous written consent of the company directors of the board of directors of the Company on December 28, 2018, and such resolutions have not been amended, rescinded or otherwise modified.

/s/ Brett Seybold

By: Brett Seybold
Title: President

I, Scott Shreder, as Assistant Secretary of the Company, certify that Brett Seybold is the duly elected and qualified President of the Company and that the signature above is his signature.

EXECUTED as of February 11, 2019

/s/ Scott Shreder

By: Scott Shreder
Title: Assistant Secretary

* * *

RESOLVED:

That Brett Seybold, Thomas Cianelli, Colleen Oxbrough and Scott Shreder and any of them acting alone (each, an “Authorized Officer”) are hereby authorized and empowered, for and on behalf of the Company, to prepare, execute and file, or cause to be prepared and filed with the SEC (i) the registration statement on Form SF-3 in an amount to be determined by an Authorized Officer, of asset-backed securities (the “Securities”) and any and all amendments (including, without limitation, post-effective amendments) or supplements thereto, together with the prospectus, all documents required as exhibits to such registration statement or any amendments or supplements and other documents which may be required to be filed with the SEC with respect to the registration of the Securities under the Securities Act of 1933 (such registration statement, the “Registration Statement”) and (ii) any other documents, including without limitation Form 8-Ks, Form 10-Ks, Form 10-Ds, Form ABS-EEs, Form ABS-15Gs or letters or agreements relating to the asset-backed securities issued in connection with the Registration Statement, and to take any and all other action that any such Authorized Officer shall deem necessary or advisable in connection with the foregoing.

That the Chief Executive Officer of the Company shall be deemed to be the “principal executive officer” of the Company pursuant to the instructions to Form SF-3 (the “Instructions”) and the Treasurer of the Company shall be deemed to be the “principal accounting officer” of the Company pursuant to the Instructions.

The forgoing resolutions shall not limit the persons who are authorized to execute the Registration Statement and it is hereby provided that each of the Company Directors and each of the officers of the Company are authorized, but not required, to sign the Registration Statement and each Company Director and each officer of the Company signing the Registration Statement is authorized to appoint an agent and/or attorney-in-fact to execute future amendments and other documents relating to the Registration Statement.